Exhibit 5.1

March 9, 2018

Carnival Corporation

3655 N.W. 87th Avenue

Miami, Florida 33178-2428

U.S.A.

Carnival plc

Carnival House,

100 Harbour Parade

Southampton SO15 1ST

United Kingdom

Registration Statement on Form S-3 ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 ASR (the “Registration Statement”) of Carnival Corporation (the “Company”) and Carnival plc (“Carnival plc”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:

1. the following securities of the Company (together, the “Company Securities”):

A.	senior debt securities (the “Company Senior Debt Securities”) and subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

B.	shares of preferred stock (including shares issued upon conversion of the Company Debt Securities) of the Company, par value $0.01 per share (the “Company Preferred Stock”);

C.	shares of common stock (including shares issued upon conversion of the Company Debt Securities or Company Preferred Stock) of the Company, par value $0.01 per share (the “Company Common Stock”);

D.	warrants to purchase Company Debt Securities, Company Preferred Stock, Company Common Stock or any combination of them (the “Company Warrants”);

E.

purchase contracts obligating holders to purchase from the Company and the Company to sell to the holders a specified principal amount of Company Debt Securities (and any related Guarantees (as defined below)), Company Common Stock (and any related Trust Shares (as defined below) and interests in the Special Voting Share (as defined below)), Company Preferred

Stock, Company Warrants, government securities or any of the other securities that the Company may sell under the Registration Statement from time to time (the “Company Purchase Contracts”);

F.	units consisting of any combination of two or more of Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Warrants, Company Purchase Contracts or debt obligations of third parties, including government securities (the “Company Units”);

2. senior debt securities of Carnival plc (the “Carnival plc Senior Debt Securities”) and subordinated debt securities of Carnival plc (the “Carnival plc Subordinated Debt Securities” and, together with the Carnival plc Senior Debt Securities, the “Carnival plc Debt Securities”);

3. trust shares of beneficial ownership in the P&O Princess Special Voting Trust (“Trust Shares”), a trust established under the laws of the Cayman Islands;

4. interests in the special voting share of Carnival plc, held by the P&O Princess Special Voting Trust (the “Special Voting Share”);

5. guarantees by Carnival plc of Company Debt Securities (the “Carnival plc Guarantees”); and

6. guarantees by the Company of Carnival plc Debt Securities (the “Company Guarantees” and together with the Carnival plc Guarantees, the “Guarantees”).

The Company Securities, the Carnival plc Debt Securities, the Trust Shares, the interests in the Special Voting Share and the Guarantees (collectively, the “Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Company Senior Debt Securities and the related Carnival plc Guarantees, if any, are to be issued under the indenture, dated as of November 6, 2015, by and among the Company, Carnival plc, as guarantor, and U.S. Bank National Association (“U.S. Bank”), as Trustee (the “Company Senior Debt Indenture”). The Company Subordinated Debt Securities and the related Carnival plc Guarantees, if any, are to be issued under an indenture to be entered into by and among the Company, Carnival plc, as guarantor, and U.S. Bank, as Trustee (the “Company Subordinated Debt Indenture” and, together with the Company Senior Debt Indenture, the “Company Indentures”). The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Company Purchase Contracts are to be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Company Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

The Carnival plc Senior Debt Securities and the related Company Guarantees, if any, are to be issued under an indenture to be entered into by and among Carnival plc, the Company, as guarantor, and U.S. Bank, as Trustee (the “Carnival plc Senior Debt Indenture”). The Carnival plc Subordinated Debt Securities and the related Company Guarantees, if any, are to be issued under an indenture to be entered into by and among Carnival plc, the Company, as guarantor, and U.S. Bank, as Trustee (the “Carnival plc Subordinated Debt Indenture” and, together with the Carnival plc Senior Debt Indenture, the “Carnival plc Indentures”).

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement;

2. the Company Senior Debt Indenture and the form of the Company Subordinated Debt Indenture (in each case, including the forms of Securities included therein) incorporated by reference as Exhibits 4.2 and 4.3 to the Registration Statement, respectively; and

3. the forms of the Carnival plc Senior Debt Indenture and the Carnival plc Subordinated Debt Indenture (in each case, including the forms of Securities included therein) incorporated by reference as Exhibits 4.6 and 4.7 to the Registration Statement, respectively.

In addition, we have examined such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and Carnival plc made in the documents reviewed by us and upon certificates of public officials and the officers of the Company and Carnival plc.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Company Senior Indenture has been duly authorized, executed and delivered by the parties to it, (ii) the Company Subordinated Indenture and the Carnival plc Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms incorporated by reference as exhibits to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (iii) each of the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Company Indentures and Carnival plc Indentures, are referred to collectively as the “Operative Agreements”), (iv) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of Carnival Corporation under the laws of the Republic of Panama, to the extent a party thereto, Carnival plc under the laws of England and Wales, to the extent a party thereto, and the other parties thereto, (v) the Company Warrants, the Company Purchase Contracts, the Company Units and any related Operative Agreements will be governed by the laws of the State of New York, (vi) in the case of Company Purchase Contracts or Company Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vii) the Company and Carnival plc is each validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, (viii) each of the Company and Carnival plc has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities, (ix) the execution, delivery and performance of the Operative Agreements and the Securities by each of the Company and Carnival plc does not violate any organizational documents of the Company or Carnival plc or the laws of their respective jurisdictions of incorporation or organization and (x) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or Carnival plc is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Carnival plc.

With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company and Carnival plc, the laws of the State of New York and their jurisdictions of incorporation or organization, as the case may be, and any applicable Operative Agreement, (ii) the Securities will be duly authorized, executed, issued and delivered by the Company or Carnival plc, as applicable, and, in the case of Company Debt Securities, Carnival plc Debt Securities, Company Warrants, Company Purchase Contracts and Company Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration and (iii) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Company Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When the specific terms of a particular issuance of Carnival plc Debt Securities have been duly authorized by Carnival plc and such Carnival plc Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Carnival plc Debt Securities will constitute legal, valid and binding obligations of Carnival plc enforceable against Carnival plc in accordance with their terms

3. When the specific terms of a particular issuance of Company Warrants have been duly authorized by the Company and such Company Warrants have been duly executed, authenticated, issued and delivered, such Company Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4. When any Company Purchase Contracts have been duly authorized, executed and delivered by Company, such Company Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When the Company Units have been duly authorized, issued and delivered by the Company, the Company Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. When the specific terms of a particular issuance of Company Debt Securities and any related Carnival plc Guarantees have been duly authorized by the Company and Carnival plc and such Company Debt Securities have been duly executed, authenticated, issued and delivered, such Carnival plc Guarantees will constitute legal, valid and binding obligations of Carnival plc enforceable against Carnival plc in accordance with their terms.

7. When the specific terms of a particular issuance of Carnival plc Debt Securities and any related Company Guarantees have been duly authorized by Carnival plc and the Company and such Carnival plc Debt Securities have been duly executed, authenticated, issued and delivered, such Company Guarantees will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                                                              Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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